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                                                               EXHIBIT 99.1


                                     [LOGO]


                            DEPARTMENT OF INSURANCE
                               POST OFFICE BOX 79
                            JACKSON, MS  39205-0079

                           CERTIFICATE OF COMPLIANCE


I, THE UNDERSIGNED COMMISSIONER OF INSURANCE, OF THE STATE OF MISSISSIPPI, DO HEREBY CERTIFY THAT



                                                             9500039

                CARE3, INC.

                2301 14TH STREET, STE. 350

                GULFPORT, MS  39501

HAS COMPLIED WITH ALL THE REQUIREMENTS OF THE LAWS OF THIS STATE APPLICABLE TO SAID COMPANY AND IS AUTHORIZED TO TRANSACT THE BUSINESS OF: (SEE REVERSE SIDE FOR INFORMATION OF SPECIFIC LINES)

                        HEALTH MAINTENANCE ORGANIZATION


IN ACCORDANCE WITH THE LAWS THEREOF UNTIL
                                           01/01/1998
                                               GIVEN UNDER MY HAND AND SEAL ON

                                                       2/10/1997

                                                   /s/ George Dale
[SEAL]
                                                 COMMISSIONER OF INSURANCE